As filed with the Securities and Exchange Commission on December 7, 2009
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	95-3759463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3450 East Miraloma Avenue
Anaheim, California 92806-2101
(Address, Including Zip Code, of Principal Executive Offices)

Pacific Sunwear of California, Inc.
Employee Stock Purchase Plan
(Full Title of the Plan)

Michael L. Henry
Senior Vice President, Chief Financial Officer and Secretary
Pacific Sunwear of California, Inc.
3450 East Miraloma Avenue
Anaheim, California 92806-2101
(714) 414-4000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:
J. Jay Herron, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum
Title of	Amount		Offering		Aggregate	Amount Of
Securities	To Be		Price		Offering	Registration
To Be Registered	Registered		Per Share		Price	Fee
Common Stock, $0.01 par value per share	1,500,000 shares	(1)	$3.34	(2)	$5,010,000	$280.00	(2)

(1)	This Registration Statement covers, in addition to the number of shares of Pacific Sunwear of California, Inc., a California corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Pacific Sunwear of California, Inc. Employee Stock Purchase Plan, as amended (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 1, 2009, as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2009, filed with the Commission on April 1, 2009 (Commission File No. 000-21296);

(b)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended May 2, 2009, August 1, 2009 and October 31, 2009, filed with the Commission on June 4, 2009, September 3, 2009 and December 7, 2009, respectively (each, Commission File No. 000-21296);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on April 3, 2009 and June 17, 2009 (with respect to Item 5.02 only) (each, Commission File No. 000-21296);

(d)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on February 24, 1993 (Commission File No. 000-21296), and any other amendment or report filed for the purpose of updating such description; and

(e)	The Company’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on November 21, 1997 (Commission File No. 333-40697).
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of Common Stock registered hereby is passed on for the Company by Thomas J. Leary. Mr. Leary is the Senior Vice President, General Counsel and Human Resources of the Company and is compensated by the Company as an employee. Mr.

Leary owns 9,000 shares of Common Stock awarded by the Company a restricted stock award and Company stock options and stock appreciation rights covering up to an additional 87,000 shares of Common Stock. None of Mr. Leary’s shares of stock restricted stock, stock options or stock appreciation rights are currently vested. Mr. Leary is not eligible to receive stock awards by the Company under the Plan.
Item 8. Exhibits
     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on December 4, 2009.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
By:	/s/ Gary H. Schoenfeld
Gary H. Schoenfeld
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Gary H. Schoenfeld and Michael L. Henry, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary H. Schoenfeld	President and Chief Executive	December 4, 2009
Gary H. Schoenfeld	Officer (Principal Executive Officer)

/s/ Michael L. Henry	Senior Vice President, Chief	December 4, 2009
Michael L. Henry	Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Peter Starrett	Chairman of the Board	December 4, 2009
Peter Starrett

Signature	Title	Date

/s/ Brett Brewer	Non-Employee Director	December 4, 2009
Brett Brewer

/s/ William C. Cobb	Non-Employee Director	December 4, 2009
William C. Cobb

/s/ Pearson C. Cummin III	Non-Employee Director	December 4, 2009
Pearson C. Cummin III

/s/ Michael Goldstein	Non-Employee Director	December 4, 2009
Michael Goldstein

/s/ Sally Frame Kasaks	Employee Director	December 4, 2009
Sally Frame Kasaks

/s/ George R. Mrkonic	Non-Employee Director	December 4, 2009
George R. Mrkonic

/s/ Thomas M. Murnane	Non-Employee Director	December 4, 2009
Thomas M. Murnane

/s/ Grace Nichols	Non-Employee Director	December 4, 2009
Grace Nichols

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	Pacific Sunwear of California, Inc. Employee Stock Purchase Plan, as amended. (Filed as Appendix A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 23, 2009 (Commission File No. 000-21296) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).